Filed pursuant to Rule 433(d) – Registration Statement No. 333-127621

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

Free Writing Prospectus
Deutsche Alt-A Securities, Inc.

$[1,011,415,000] (Approximate)
Mortgage Loan Trust Series 2006-AR1

Deutsche Alt-A Securities, Inc. (Depositor)

[DEUTSCHE BANK LOGO]

January 2006

The analysis in this report is based on information provided by Deutsche Alt-A Securities, Inc. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities, Inc.’s (“DBSI”) toll-free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor DBSI will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

FREE WRITING PROSPECTUS DATED: January 2006

Deutsche Alt-A Securities, Inc.

Mortgage Loan Trust, Series 2006-AR1

$[1,011,415,000] (Approximate)

Subject to a permitted variance of +/-10%

All Terms and Conditions are subject to change

Structure Overview(1)
Class	Approximate Size ($)	Collateral Type	WAL (yrs) to Pricing Speed	Pass-Through Rate	Expected Ratings (2 of 3 Ratings)
Certificates
I-A-1	[305,771,000]	Group I: ARM & Hybrid ARM	[1.00]	LIBOR + [0.11]% (2)	[Aaa/AAA]
I-A-2	[74,533,000]	Group I: ARM & Hybrid ARM	[2.79]	LIBOR + [0.21]% (3)	[Aaa/AAA]
I-A-3	[133,184,000]	Group I: ARM & Hybrid ARM	[5.84]	LIBOR + [0.33]% (4)	[Aaa/AAA]
I-A-4	[57,054,000]	Group I: ARM & Hybrid ARM	[2.52]	LIBOR + [0.30]% (5)	[Aaa/AAA]
II-A-1	[59,458,000]	Group II: 3 Yr. Hybrid ARM	[1.85]	Group II WAC(6)	[AAA/AAA]
II-A-2	[6,606,000]	Group II: 3 Yr. Hybrid ARM	[1.85]	Group II WAC(6)	[AAA/AAA]
III-A-1	[167,990,000]	Group III: 5 Yr. Hybrid ARM	[2.49]	Group III WAC (7)	[AAA/AAA]
III-A-2	[18,665,000]	Group III: 5 Yr. Hybrid ARM	[2.49]	Group III WAC (7)	[AAA/AAA]
IV-A-1	[83,990,000]	Group IV: 7 Yr. Hybrid ARM	[2.83]	Group IV WAC (8)	[AAA/AAA]
IV-A-2	[9,332,000]	Group IV: 7 Yr. Hybrid ARM	[2.83]	Group IV WAC (8)	[AAA/AAA]
V-A-1	[32,614,000]	Group V: 10 Yr. Hybrid ARM	[3.12]	Group V WAC (9)	[AAA/AAA]
V-A-2	[3,624,000]	Group V: 10 Yr. Hybrid ARM	[3.12]	Group V WAC (9)	[AAA/AAA]
I-M-1	[8,313,000]	Group I: ARM & Hybrid ARM	[4.71]	LIBOR + [0.41]% (10)	[Aa1/AA+]
I-M-2	[8,005,000]	Group I: ARM & Hybrid ARM	[4.69]	LIBOR + [0.43]% (10)	[Aa2/AA]
I-M-3	[4,619,000]	Group I: ARM & Hybrid ARM	[4.65]	LIBOR + [0.45]% (10)	[Aa3/AA-]
I-M-4	[4,003,000]	Group I: ARM & Hybrid ARM	[4.58]	LIBOR + [0.58]% (10)	[A1/A+]
I-M-5	[3,079,000]	Group I: ARM & Hybrid ARM	[4.50]	LIBOR + [0.63]% (10)	[A2/A]
I-M-6	[3,079,000]	Group I: ARM & Hybrid ARM	[4.39]	LIBOR + [0.72]% (10)	[A3/A-]
I-M-7	[3,079,000]	Group I: ARM & Hybrid ARM	[4.26]	LIBOR + [1.25]% (10)	[Baa1/BBB+]
I-M-8	[6,774,000]	Group I: ARM & Hybrid ARM	[3.75]	LIBOR + [300]% (10)	[NR/BBB]
M	[10,342,000]	Group II – Group V: Hybrid ARM	[4.45]	Group II-V WAC (11)	AA/AA
B-1	[4,462,000]	Group II – Group V: Hybrid ARM	[4.45]	Group II-V WAC (11)	A/A
B-2	[2,839,000]	Group II – Group V: Hybrid ARM	[4.45]	Group II-V WAC (11)	BBB/BBB
B-3	[2,434,000]	Group II – Group V: Hybrid ARM	Not Offered Hereby
B-4	[1,825,000]	Group II – Group V: Hybrid ARM	Not Offered Hereby
B-5	[1,419,450]	Group II – Group V: Hybrid ARM	Not Offered Hereby
Total Offered	$[1,011,415,000]

(1) The Structure is preliminary and subject to change. The variance on the bond sizes is + / - 10%.

(2) The Pass-Through Rate for the Class I-A-1 Certificates will be a variable rate equal to One-Month LIBOR plus [0.11]% subject to the Group I Net Mortgage Interest Rate (equal to the weighted average net mortgage rate of the Group I Mortgage Loans). The Class I-A-1 Certificates will be entitled to receive certain swap payments as described under the Group I Swap Agreement section below. If the Optional Call is not exercised on the first possible date, the margin will increase to two times the original margin.

(3) The Pass-Through Rate for the Class I-A-2 Certificates will be a variable rate equal to One-Month LIBOR plus [0.21]% subject to the Group I Net Mortgage Interest Rate. The Class I-A-2 Certificates will be entitled to receive certain swap payments as described under the Group I Swap Agreement section below. If the Optional Call is not exercised on the first possible date, the margin will increase to two times the original margin.

(4) The Pass-Through Rate for the Class I-A-3 Certificates will be a variable rate equal to One-Month LIBOR plus [0.33]% subject to the Group I Net Mortgage Interest Rate. The Class I-A-3 Certificates will be entitled to receive certain swap payments as described under the Group I Swap Agreement section below. If the Optional Call is not exercised on the first possible date, the margin will increase to two times the original margin.

(5) The Pass-Through Rate for the Class I-A-4 Certificates will be a variable rate equal to One-Month LIBOR plus [0.30]% subject to the Group I Net Mortgage Interest Rate. The Class I-A-4 Certificates will be entitled to receive certain swap payments as described under the Group I Swap Agreement section below. If the Optional Call is not exercised on the first possible date, the margin will increase to two times the original margin.

(6) The Pass-Through Rate for the Class II-A-1 and Class II-A-2 Certificates will be a variable rate equal to the Group II Net Mortgage Interest Rate (equal to the weighted average net mortgage rate of the Group II Mortgage Loans).

(7) The Pass-Through Rate for the Class III-A-1 and Class III-A-2 Certificates will be a variable rate equal to the Group III Net Mortgage Interest Rate (equal to the weighted average net mortgage rate of the Group III Mortgage Loans).

(8) The Pass-Through Rate for the Class IV-A-1 and Class IV-A-2 Certificates will be a variable rate equal to the Group IV Net Mortgage Interest Rate (equal to the weighted average net mortgage rate of the Group IV Mortgage Loans).

(9) The Pass-Through Rate for the Class V-A-1 and Class V-A-2 Certificates will be a variable rate equal to the Group V Net Mortgage Interest Rate (equal to the weighted average net mortgage rate of the Group V Mortgage Loans).

(10) The Pass-Through Rate for the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8 Certificates will be a variable rate equal to One-Month LIBOR plus the respective margins shown above, subject to the Group I Net Mortgage Interest Rate. These Certificates will be entitled to receive certain swap payments as described under the Group I Swap Agreement section below. If the Optional Call is not exercised on the first possible date, the margins will increase to 1.5 times the margins.

(11) The Pass-Through Rate for the Class M Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will be a variable rate equal to the Group II-V Net Mortgage Interest Rate (equal to the weighted average of the respective weighted average net mortgage rate of the Group II, Group III, Group IV and Group V Mortgage Loans).

Transaction Overview
Certificates:

•   The Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates (together, the “Group I Senior Certificates”), the Class II-A-1and Class II-A-2 Certificates (together, the “Group II Senior Certificates”), the Class III-A-1 and Class III-A-2 Certificates (together, the “Group III Senior Certificates”), the Class IV-A-1 and Class IV-A-2 Certificates (together, the “Group IV Senior Certificates”), the Class V-A-1 and Class V-A-2 Certificates (together, the “Group V Senior Certificates” and together with the Group I Senior Certificates, the Group II Senior Certificates, the Group III Senior Certificates and the Group IV Senior Certificates, the “Senior Certificates”). We will use the term “Shifting Interest Senior Certificates” to refer to all Senior Certificates except for the Group I Senior Certificates. The Class I-M-1 Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8 Certificates (together, the “Group I Subordinate Certificates” and together with the Group I Senior Certificates, the “LIBOR Certificates”), the Class M Certificates, the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, which are backed by the Group II, Group III, Group IV and Group V Mortgage Loans, (together, the “Shifting Interest Subordinate Certificates” and together with the Group II Senior Certificates, the Group III Senior Certificates, the Group IV Senior Certificates and the Group V Senior Certificates, the “Non-LIBOR Certificates” and together with the Group I Subordinate Certificates and the Senior Certificates, the “Certificates”). The Group I Senior Certificates and the Group I Subordinate Certificates are backed by adjustable-rate first lien mortgage loans (“Group I Mortgage Loans”), the Group II Senior Certificates are backed by 3 year hybrid ARMs (“Group II Mortgage Loans”), the Group III Senior Certificates are backed by 5 year hybrid ARMs (“Group III Mortgage Loans”), the Group IV Senior Certificates are backed by 7 year hybrid ARMs (“Group IV Mortgage Loans”), the Group V Senior Certificates are backed by 10 year hybrid ARMs (“Group V Mortgage Loans”) and the Shifting Interest Subordinate Certificates are backed by the Group II Mortgage Loans, the Group III Mortgage Loans, the Group IV Mortgage Loans and the Group V Mortgage Loans.

,
Pricing Speed:	• 30 CPR to Call for Group I. 25 CPB to Call for Group II-Group V.

Depositor:	• Deutsche Alt-A Securities, Inc.

Master Servicer:	• Wells Fargo Bank, National Association.

Trustee:	• HSBC Bank USA, National Association

Swap Provider:	• Deutsche Bank

Cut-off Date:	• January 1, 2006.

Closing Date:	• January 31, 2006.

Legal Structure:	• REMIC.

Optional Call:	• Group I: 5% Cleanup Call on the Group I Mortgage Loans. • Group II – Group V: 5% Cleanup Call on all Mortgage Loans (except Group I Mortgage Loans).

Distribution Dates:	• 25th of each month, or next business day, commencing February 27, 2006.

Interest Accrual Period:

•   The interest accrual period with respect to the LIBOR Certificates and a given Distribution Date will be the period beginning with the previous Distribution Date (or in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (calculated on an actual/360 day basis). The interest accrual period with respect to the Non-LIBOR Certificates and a given Distribution Date will be the calendar month proceeding the month in which such Distribution Date occurs (calculated on a 30/360 day basis).

Settlement:

•   The price to be paid for the Non-LIBOR Certificates by investors will include accrued interest from the Cut-off Date up to, but not including the Closing Date. The price to be paid for the LIBOR Certificates will not include accrued interest.

Credit Enhancement:

•    Credit Enhancement for the Group I Senior Certificates will be provided by excess interest, Net Swap Payments received from the Swap Provider (if any), overcollateralization and subordination. Credit Enhancement for the Shifting Interest Senior Certificates will be provided by a senior/subordinate shifting interest structure with subordination expected to be [5.75]% subject to a permitted variance of +/- 1.00% with respect to the Shifting Interest Senior Certificates.

Transaction Overview
Cross Collateralization

•   The certificates relating to the Group II, Group III, Group IV and Group V Mortgage Loans are cross collateralized. The certificates relating to the Group I Mortgage Loans are not cross-collateralized with the certificates relating to any other Mortgage Loan group.

ERISA:

•   The Senior Certificates and the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class M, Class B-1 and Class B-2 Certificates are expected to be ERISA eligible. Prospective investors should review with legal advisors as to whether the purchase and holding of the aforementioned certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code of 1986, as amended, or other similar laws.

SMMEA:

•   The Senior Certificates and the Class I-M-1, Class I-M-2, Class I-M-3 and Class M Certificates are expected to be SMMEA eligible. Prospective investors should review with legal advisors as to whether the purchase and holding of the aforementioned certificates could give rise to a transaction prohibited or not otherwise permissible.

Collateral:

•   All of the mortgage loans (the “Mortgage Loans”) are secured by first liens.

•   The Group I Mortgage Loans will consist of adjustable rate One-Year LIBOR (30%), Six-Month LIBOR (66%) and One-Year CMT (4%) indexed mortgage loans with an expected aggregate principal balance of approximately $[615,803,991] as of the Cut-Off Date. Approximately [87]% of the Group I Mortgage Loans (by aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date) allow for payments of interest only for a one year, two year, three year, five year, seven year or ten year fixed term set forth in the related mortgage note. After such interest only period, each such Group I Mortgage Loan will fully amortize over its remaining term. The remaining approximately [13]% of the Group I Mortgage Loans by aggregate principal balance as of the Cut-off Date fully amortize over their original terms (generally 30 years).

•   The Group II Mortgage Loans will consist of adjustable rate Six-Month LIBOR (56%), One-Year LIBOR (38%) and One-Year CMT (6%) indexed mortgage loans with initial rate adjustments occurring three years after the date of origination (“3 Year Hybrid ARMs”) with an expected principal balance of approximately $[70,094,293] as of the Cut-Off Date. Approximately [89]% of the Group II Mortgage Loans (by aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date) allow for payments of interest only for a three year or ten year fixed term set forth in the related mortgage note. After such interest only period, each such Group II Mortgage Loan will fully amortize over its remaining term. The remaining approximately [11]% of the Group II Mortgage Loans by aggregate principal balance as of the Cut-off Date fully amortize over their original terms (generally 30 years).

•   The Group III Mortgage Loans will consist of adjustable rate Six-Month LIBOR (23%), One-Year LIBOR (75%) and One-Year CMT (2%) indexed mortgage loans with initial rate adjustments occurring five years after the date of origination (“5 Year Hybrid ARMs”) with an expected principal balance of approximately $[198,042,037] as of the Cut-Off Date. Approximately [91]% of the Group III Mortgage Loans (by aggregate principal balance of the Group III Mortgage Loans as of the Cut-off Date) allow for payments of interest only for a five year or ten year fixed term set forth in the related mortgage note. After such interest only period, each such Group III Mortgage Loan will fully amortize over its remaining term. The remaining approximately [9]% of the Group III Mortgage Loans by aggregate principal balance as of the Cut-off Date fully amortize over their original terms (generally 30 years).

•   The Group IV Mortgage Loans will consist of adjustable rate Six-Month LIBOR (17%) and One-Year LIBOR (83%) indexed mortgage loans with initial rate adjustments occurring seven years after the date of origination (“7 Year Hybrid ARMs”) with an expected principal balance of approximately $[99,015,515] as of the Cut-Off Date. Approximately [73]% of the Group IV Mortgage Loans (by aggregate principal balance of the Group IV Mortgage Loans as of the Cut-off Date) allow for payments of interest only for a seven year or ten year fixed term set forth in the related mortgage note. After such interest only period, each such Group IV Mortgage Loan will fully amortize over its remaining term. The remaining approximately [27]% of the Group IV Mortgage Loans by aggregate principal balance as of the Cut-off Date fully amortize over their original terms (generally 30 years).

Transaction Overview

Collateral (continued):

•   The Group V Mortgage Loans will consist of adjustable rate Six-Month LIBOR (37%) and One-Year LIBOR (63%) indexed mortgage loans with initial rate adjustments occurring ten years after the date of origination (“10 Year Non-Conforming Hybrid ARMs”) with an expected principal balance of approximately $[38,448,604] as of the Cut-Off Date. Approximately [74]% of the Group V Mortgage Loans (by aggregate principal balance of the Group V Mortgage Loans as of the Cut-off Date) allow for payments of interest only for a ten year fixed term as set forth in the related mortgage note. After such interest only period, each such Group V Mortgage Loan will fully amortize over its remaining term. The remaining approximately [26]% of the Group V Mortgage Loans by aggregate principal balance as of the Cut-off Date fully amortize over their original terms (generally 30 years).

NOTE: The information related to the Mortgage Loans described herein reflects preliminary information. It is expected that on or prior to the Closing Date, certain loans may be prepaid or otherwise removed from the pool of Mortgage Loans and additional mortgage loans may be added to the pool of Mortgage Loans. The characteristics of the pool of mortgage loans may vary from those reflected herein and the aggregate principal balance of the Mortgage Loans as of the Closing Date may be greater than or less than the aggregate principal balance of the Mortgage Loans presented herein by up to 10%. Consequently, the initial principal balance of the Certificates may vary up to 10% from the amounts shown herein.

Group I Swap Agreement:

•   On the Closing Date, the Trustee will enter into a swap agreement with the Swap Provider as described in the prospectus supplement (the “Group I Swap Agreement”). The Group I Swap Agreement will have an initial notional amount of $[597,698,958.73]. Under the Group I Swap Agreement, the Trust (through a supplemental interest trust) will be obligated to pay an amount equal to [4.8875]% per annum on the notional amount as set forth in the Group I Swap Agreement to the Swap Provider and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Group I Senior Certificates and the Group I Subordinate Certificates, an amount equal to one-month LIBOR on the notional amount as set forth in the Group I Swap Agreement until the Group I Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule.

•   A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Group I Swap Agreement. The Group I Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

•   Upon early termination of the Group I Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Group I Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, and, if such Swap Termination Payment is not due as a result of the occurrence of a Swap Provider Trigger Event (as defined in the Group I Swap Agreement), such payment will be prior to distributions to Certificateholders.

Transaction Overview (Cont.)
Advances:

•   The Master Servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the Master Servicer believes that the cash advances can be repaid from future payments on the Mortgage Loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Compensating Interest:

•   On each Distribution Date, the Master Servicer is required to cover interest shortfalls as a result of voluntary prepayments but not more than one-half its master servicing fee for the related period.

Group I Senior Principal Distribution Amount:

•   For any Distribution Date will equal the excess of: (1) the aggregate Certificate Principal Balance of the Group I Senior Certificates immediately prior to such Distribution Date, over (2) the lesser of (A) the product of (i) [85.30]% on any Distribution Date on or after the Group I Stepdown Date and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment periodprepayment period) and (B) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) minus the Group I OC Floor.

Group I Subordinate Principal Distribution Amount

•   For any class of Group I Subordinate Certificates and Distribution Date will equal the excess of: (1) the sum of: (a) the aggregate Certificate Principal Balance of the Group I Senior Certificates (after taking into account the distribution of the Group I Senior Principal Distribution Amount for such Distribution Date), (b) the aggregate Certificate Principal Balance of any class(es) of Group I Subordinate Certificates that are senior to the subject class (in each case, after taking into account the distribution of the applicable Group I Subordinate Principal Distribution Amount(s) for such more senior class(es) of Group I Subordinate Certificates for such Distribution Date), and (c) the Certificate Principal Balance of such class of Group I Subordinate Certificates immediately prior to the subject Distribution Date, over (2) the lesser of (a) the product of (x) 100% minus the applicable Group I Stepdown Target Subordination Percentage for the subject class of Group I Subordinate Certificates for that Distribution Date and (y) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) and (b) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) minus the Group I OC Floor; provided, however, that if such class of Group I Subordinate Certificates is the only class of Group I Subordinate Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Group I Principal Distribution Amount until its Certificate Principal Balance is reduced to zero.

Group I Overcollateralization Target Amount:	• With respect to any Distribution Date an amount equal to [0.70]% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date.

Transaction Overview
Group I Stepdown Date:

•   The earlier of (i) the first Distribution Date on which the Certificate Principal Balances of the Group I Senior Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in February 2009 and (y) the first Distribution Date on which the Group I Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Group I Mortgage Loans, but prior to any distribution of principal to the holders of the Group I Senior Certificates and Group I Subordinate Certificates) is equal to or greater than [14.70]% on any Distribution Date on or after the Distribution Date in February 2009.

Group I OC Floor:	• An amount equal to [0.50]% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date.

Group I Credit Enhancement Percentage:

•   The Group I Credit Enhancement Percentage for any class of Group I Senior Certificates or Group I Subordinate Certificates and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (which includes the Group I Overcollateralization Amount) by (y) the aggregate principal balance of the Group I Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period and distribution of the Group I Principal Distribution Amount to the holders of the Group I Senior Certificates and Group I Subordinate Certificates then entitled to distributions of principal on such Distribution Date.

Class	Two of Three Rating Agencies	Initial Group I CE %	Group I CE % On/After Stepdown Date
I-A-1, I-A-2, I-A-3, I-A-4	[Aaa/AAA]	[7.35]	2.00 x Initial Group I CE %
I-M-1	[Aa1/AA+]	[6.00]	2.00 x Initial Group I CE %
I-M-2	[Aa2/AA]	[4.70]	2.00 x Initial Group I CE %
I-M-3	[Aa3/AA-]	[3.95]	2.00 x Initial Group I CE %
I-M-4	[A1/A+]	[3.30]	2.00 x Initial Group I CE %
I-M-5	[A2/A]	[2.80]	2.00 x Initial Group I CE %
I-M-6	[A3/A-]	[2.30]	2.00 x Initial Group I CE %
I-M-7	[Baa1/BBB+]	[1.80]	2.00 x Initial Group I CE %
I-M-8	[NR/BBB]	[0.70]	2.00 x Initial Group I CE %

Group I Trigger Event:	• If either the Group I Delinquency Test or the Group I Cumulative Loss Test is violated.

Group I Delinquency Test:

•   With respect to a Distribution Date on or after the Group I Stepdown Date exists if the Rolling Sixty Day Delinquency Rate for the outstanding Group I Mortgage Loans equals or exceeds the product of [  ]% and the Group I Credit Enhancement Percentage.

Group I Cumulative Loss Test:

•   With respect to any Distribution Date on or after the Group I Stepdown Date occurs if the aggregate amount of Realized Losses on the Group I Mortgage Loans from (and including) the Cut-off Date to (and including) the related due date (reduced by the aggregate amount of subsequent recoveries received from the Cut-off Date through the prepayment period related to that due date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Group I Mortgage Loans, as set forth below:

Distribution Date Occurring in	Percentage
February 2008 to January 2009	[ ]%, plus 1/12th of [ ]% for each month thereafter
February 2009 to January 2009	[ ]%, plus 1/12th of [ ]% for each month thereafter
February 2010 to January 2010	[ ]%, plus 1/12th of [ ]% for each month thereafter
February 2011 to January 2011	[ ]%, plus 1/12th of [ ]% for each month thereafter
February 2012 and thereafter	[ ]%

Transaction Overview
Cashflow Description:

•   Distributions on the Certificates will be made on each Distribution Date. The payments to the Certificates, to the extent of the available funds from the related Mortgage Loan group(s) will be made according to the following priority:

Group I Available Funds:

1.    Payments to the Supplemental Interest Trust to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Group I Swap Agreement) owed to the Swap Provider.

2.    Payments of interest concurrently, to the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates, calculated at a per annum rate equal to their respective Pass-Through Rates multiplied by their respective Certificate Principal Balances, plus any unpaid interest shortfalls (as described herein), on a pro rata basis, based on the entitlement of each such class.

3.    Payments of interest sequentially to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8 Certificates, in that order, calculated at a per annum rate equal to their respective Pass-Through Rates multiplied by their respective Certificate Principal Balances.

4.    (A) For each Distribution Date prior to the Group I Stepdown Date or on which a Group I Trigger Event is in effect in an amount up to the Principal Distribution Amount with respect to Loan Group I as follows:

i.   Concurrently and on a pro rata basis, (i) to the Class I-A-4 Certificates based on its Certificate Principal Balance, until reduced to zero and (ii) to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates based on their aggregate Certificate Principal Balance until reduced to zero; provided, that payments allocable to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates will be made sequentially first, to the Class I-A-1 Certificates until reduced to zero, second, to the Class I-A-2 Certificates until reduced to zero and third, to the Class I-A-3 Certificates until reduced to zero.

ii.  Sequentially to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero.

5.    (B) For each Distribution Date on or after the Group I Stepdown Date and so long as a Group I Trigger Event is not in effect, as follows:

i.   in an amount up to the Group I Senior Principal Distribution Amount, concurrently and on a pro rata basis, (i) to the Class I-A-4 Certificates based on its Certificate Principal Balance, until reduced to zero and (ii) to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates based on their aggregate Certificate Principal Balance until reduced to zero; provided, that payments allocable to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates will be made sequentially first, to the Class I-A-1 Certificates until reduced to zero, second, to the Class I-A-2 Certificates until reduced to zero and third, to the Class I-A-3 Certificates until reduced to zero.

ii.  Sequentially to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8 Certificates, in that order, in each case in an amount up to the applicable Group I Subordinate Principal Distribution Amount for each such class, until their respective Certificate Principal Balances are reduced to zero

Any Net Swap Payments payable by the Swap Provider will be paid to the Group I Senior Certificates and the Group I Subordinate Certificates as follows:

1.    To pay any unpaid interest on the Group I Senior Certificates, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Group I Subordinate Certificates, sequentially.

Transaction Overview (Cont.)
Cashflow Description (continued):

Group II Available Funds:

1.    Payment of interest concurrently, to the Class II-A-1 and Class II-A-2 Certificates, calculated at a per annum rate equal to their respective Pass-Through Rates multiplied by their respective Certificate Principal Balances, plus any unpaid interest shortfalls (as described herein) , on a pro rata basis, based on the entitlement of each such class.

2.    Payment of principal to the Class II-A-1 and Class II-A-2 Certificates, on a pro rata basis, based on the Certificate Principal Balance of each such class, in an amount equal to the Shifting Interest Senior Principal Distribution Amount with respect to the Group II Mortgage Loans until the Certificate Principal Balance of each such class has been reduced to zero.

Group III Available Funds:

1.    Payment of interest concurrently, to the Class III-A-1 and Class III-A-2 Certificates, calculated at a per annum rate equal to their respective Pass-Through Rates multiplied by their respective Certificate Principal Balances, plus any unpaid interest shortfalls (as described herein), on a pro rata basis, based on the entitlement of each such class.

2.    Payment of principal to the Class III-A-1 and Class III-A-2 Certificates, on a pro rata basis, based on the Certificate Principal Balance of each such class, in an amount equal to the Shifting Interest Senior Principal Distribution Amount with respect to the Group III Mortgage Loans until the Certificate Principal Balance of each such class has been reduced to zero.

Group IV Available Funds:

1.    Payment of interest concurrently, to the Class IV-A-1 and Class IV-A-2 Certificates, calculated at a per annum rate equal to their respective Pass-Through Rates multiplied by their respective Certificate Principal Balances, plus any unpaid interest shortfalls (as described herein), on a pro rata basis, based on the entitlement of each such class.

2.    Payment of principal to the Class IV-A-1 and Class IV-A-2 Certificates, on a pro rata basis, based on the Certificate Principal Balance of each such class, in an amount equal to the Shifting Interest Senior Principal Distribution Amount with respect to the Group IV Mortgage Loans until the Certificate Principal Balance of each such class has been reduced to zero.

Group V Available Funds:

1.    Payment of interest concurrently, to the Class V-A-1 and Class V-A-2 Certificates, calculated at a per annum rate equal to their respective Pass-Through Rates multiplied by their respective Certificate Principal Balances, plus any unpaid interest shortfalls (as described herein), on a pro rata basis, based on the entitlement of each such class.

2.    Payment of principal to the Class V-A-1 and Class V-A-2 Certificates, on a pro rata basis, based on the Certificate Principal Balance of each such class, in an amount equal to the Shifting Interest Senior Principal Distribution Amount with respect to the Group V Mortgage Loans until the Certificate Principal Balance of each such class has been reduced to zero.

Any Remaining Available Funds from Loan Group II, Group III, Group IV, and Group V as follows:

1.    Payments of any senior interest shortfall amounts and collateral deficiency amounts to the Shifting Interest Senior Certificates;

2.    Payments of interest sequentially to the Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, so that each such class shall receive interest calculated at a per annum rate equal to their respective Pass-Through Rates multiplied by their respective Certificate Principal Balances; and

3.    Payments of principal to the Class M Certificates and then, sequentially, to the Class B Certificates, in order of their numerical class designation, so that each such class shall receive such class’ allocable share of the Shifting Interest Subordinate Principal Distribution Amount.

Shifting Interest Subordinate Principal Distribution Amount

An amount generally equal to the sum of (i) the Shifting Interest Subordinate Percentage of the principal portion of scheduled payments on the Mortgage Loans in Loan Group II, Loan Group III, Loan Group IV and Loan Group V and (ii) the Shifting Interest Subordinate Prepayment Percentage of prepayments and net liquidation proceeds in respect of the Mortgage Loans in Loan Group II, Loan Group III, Loan Group IV and Loan Group V.

Transaction Overview (Cont.)
Principal Distribution Amount:

•The Principal Distribution Amount for any Distribution Date and a Loan Group will generally be equal to the sum of (i) all monthly payments of principal due on each Mortgage Loan in such Loan Group (other than a Liquidated Mortgage Loan) on the related due date, (ii) the principal portion of the purchase price of each Mortgage Loan in such Loan Group that was repurchased by the mortgage loan seller, the master servicer or another person pursuant to the pooling and servicing agreement as of such Distribution Date, (iii) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of the Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date, (iv) with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan, (v) all partial and full principal prepayments by borrowers on the Mortgage Loans in such Loan Group received during the related prepayment period, (vi) any subsequent recoveries relating to Mortgage Loans in such Loan Group received during the calendar month preceding the month of the Distribution Date and (vii) with respect to Loan Group I only, Net Swap Payments payable by the Swap Provider.

Shifting Interest Senior Principal Distribution Amount:

•   The Shifting Interest Senior Principal Distribution Amount for any Distribution Date and a Loan Group (except Loan Group I) will generally be equal to the sum of (i) the Shifting Interest Senior Percentage of all amounts described in clauses (i) through (iii) of the definition of Principal Distribution Amount for such Loan Group and that Distribution Date, (ii) for each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of (a) the Shifting Interest Senior Percentage of the principal balance of such Mortgage Loan as of the due date in the month preceding the month of that Distribution Date and (b) the Shifting Interest Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on such Mortgage Loan, and (iii) the Shifting Interest Senior Prepayment Percentage of amounts described in clauses (v) and (vi) of the definition of Principal Distribution Amount for such Loan Group and that Distribution Date.

Shifting Interest Senior Percentage:

•   The Shifting Interest Senior Percentage for any Distribution Date and Loan Group (other than Loan Group I) is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates related to that Loan Group immediately before that Distribution Date and the denominator of which is the aggregate of the Stated Principal Balance of the Mortgage Loans in that Loan Group as of the due date in the prior month (after giving effect to principal prepayments received in the prepayment period related to that prior due date).

Transaction Overview (Cont.)

Shifting Interest Subordinate Principal Distribution Amount:

•   The Shifting Interest Subordinate Principal Distribution Amount for any Distribution Date and Loan Group (other than Loan Group I) will generally be equal to the sum of (i) the Shifting Interest Subordinate Percentage of all amounts described in clauses (i) through (iii) of the definition of Principal Distribution Amount for such Loan Group and that Distribution Date, (ii) for each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds allocable to principal received on such Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Shifting Interest Senior Principal Distribution Amount up to the Shifting Interest Subordinate Percentage of the principal balance of such Mortgage Loan as of the due date in the month preceding the month of that Distribution Date, and (iii) the Shifting Interest Subordinate Prepayment Percentage of amounts described in clauses (v) and (vi) of the definition of Principal Distribution Amount for such Loan Group and that Distribution Date.

Shifting Interest:

•   The Shifting Interest Senior Certificates will be entitled to receive 100% of the prepayments on the related Group II, Group III, Group IV and Group V Mortgage Loans on any Distribution Date during the first [seven] years beginning on the first Distribution Date occurring after the Closing Date. Thereafter, the Shifting Interest Senior Prepayment Percentage can be reduced to the Shifting Interest Senior Percentage plus 70%, 60%, 40%, 20% and 0% of the Shifting Interest Subordinate Percentage over the next five years provided that (i) the principal balance of the Group II, Group III, Group IV, and Group V Mortgage Loans 60 days or more delinquent, averaged over the preceding 6 month period, as a percentage of the aggregate Certificate Principal Balance of the Shifting Interest Subordinate Certificates immediately prior to that Distribution Date does not equal or exceed 50% and (ii) cumulative realized losses incurred on the Group II, Group III, Group IV, and Group V Mortgage Loans do not exceed 30%, 35%, 40%, 45% or 50% of the aggregate Certificate Principal Balance of the Shifting Interest Subordinate Certificates as of the closing date for each test date.

•   Notwithstanding the foregoing, if after 3 years the current Shifting Interest Subordinate Percentage is equal to two times the initial Shifting Interest Subordinate Percentage and (i) the principal balance of Group II, Group III, Group IV, and Group V Mortgage Loans 60 days or more delinquent, averaged over the preceding 6 month period, as a percentage of the aggregate Certificate Principal Balance of the Shifting Interest Subordinate Certificates immediately prior to that Distribution Date does not equal or exceed 50% and (ii) cumulative realized losses for the Group II, Group III, Group IV, and Group V Mortgage Loans do not exceed (a) on or prior to February 2009, 20% or (b) after February 2009, 30%, then the Shifting Interest Senior Prepayment Percentage will equal the Shifting Interest Senior Percentage.

•   If doubling occurs prior to the third anniversary and the above delinquency and loss tests are met, then the Shifting Interest Senior Prepayment Percentage will equal the Shifting Interest Senior Percentage plus 50% of the Shifting Interest Subordinate Percentage.

Shifting Interest Senior Percentage:

•    With respect to any Distribution Date and a Loan Group (except for Loan Group I), the related Shifting Interest Senior Percentage will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates related to such Loan Group immediately prior to that Distribution Date, and the denominator of which is the sum of the aggregate principal balance of the Mortgage Loans in the related Loan Group as of the first day of the related due period.

Shifting Interest Subordinate Percentage:	• For any Distribution Date, the Shifting Interest Subordinate Percentage will be 100% minus the weighted average Shifting Interest Senior Percentage.

Shifting Interest Subordinate Prepayment Percentage:	• For any Distribution Date, the Shifting Interest Subordinate Prepayment Percentage will be 100% minus the weighted average Shifting Interest Senior Prepayment Percentage.

Transaction Overview (Cont.)

Allocation of Losses:

•   Realized Losses on the Group I Mortgage Loans will be allocated to the most junior class of Group I Subordinate Certificates outstanding beginning with the Class I-M-8 Certificates, until the Certificate Principal Balance of each class of the Group I Subordinate Certificates has been reduced to zero.

•   Thereafter, Realized Losses on the Group I Mortgage Loans will be allocated first to the Class I-A-4 Certificates, until the Certificate Principal Balance of the Class I-A-4 Certificates is reduced to zero, and then will be allocated to the Class I-A-1, Class I-A-2, and Class I-A-3 Certificates, on a pro rata basis, based on the Certificate Principal Balance of each such Class until the Certificate Principal Balance of each such class has been reduced to zero.

•   Realized Losses, other than excess losses, on the Group II, Group III, Group IV and Group V Mortgage Loans will be allocated to the most junior class of Shifting Interest Subordinate Certificates outstanding beginning with the Class B-5 Certificates, until the Certificate Principal Balance of each class of the Shifting Interest Subordinate Certificates has been reduced to zero.

•   Thereafter, Realized Losses and any excess losses on the Group II Mortgage Loans will be allocated first to the Class II-A-2 Certificates until the Certificate Principal Balance of the Class II-A-2 Certificates has been reduced to zero and then to the Class II-A-1 Certificates, until the Certificate Principal Balance of the Class II-A-1 Certificates has been reduced to zero; Realized Losses on the Group III Mortgage Loans will be allocated first to the Class III-A-2 Certificates until the Certificate Principal Balance of the Class III-A-2 Certificates has been reduced to zero and then to the Class III-A-1 Certificates until the Certificate Principal Balance of the Class III-A-1 Certificates has been reduced to zero; Realized Losses on the Group IV Mortgage Loans will be allocated first to the Class IV-A-2 Certificates until the Certificate Principal Balance of the Class IV-A-2 Certificates has been reduced to zero and then to the Class IV-A-1 Certificates until the Certificate Principal Balance of the Class IV-A-1 Certificates has been reduced to zero; Realized Losses on the Group V Mortgage Loans will be allocated first to the Class V-A-2 Certificates until the Certificate Principal Balance of the Class V-A-2 Certificates has been reduced to zero and then to the Class V-A-1 Certificates until the Certificate Principal Balance of the Class V-A-1 Certificates has been reduced to zero.

Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
3/25/2006	597,698,958.73	6/25/2010	130,269,492.84
4/25/2006	580,125,866.08	7/25/2010	126,427,124.31
5/25/2006	563,069,137.57	8/25/2010	122,697,874.50
6/25/2006	546,513,881.95	9/25/20410	119,076,759.10
7/25/2006	530,445,036.70	10/25/2010	115,562,415.14
8/25/2006	514,847,970.51	11/25/2010	112,150,417.76
9/25/2006	499,709,231.34	12/25/2010	108,837,589.18
10/25/2006	485,015,303.68	1/25/2011	105,620,403.49
11/25/2006	470,753,200.81	2/25/2011	102,497,034.45
12/25/2006	456,911,122.58	3/25/2011	99,465,839.51
1/25/2007	443,475,743.78	4/25/2011	96,524,102.86
2/25/2007	430,435,203.48	5/25/2011	93,669,188.62
3/25/2007	417,777,824.54	6/25/2011	90,898,538.49
4/25/2007	405,492,355.85	7/25/2011	88,209,669.44
5/25/2007	393,567,876.57	8/25/2011	85,600,171.50
6/25/2007	381,993,786.32	9/25/2011	83,067,705.66
7/25/2007	370,759,647.64	10/25/2011	80,610,001.74
8/25/2007	359,856,398.59	11/25/2011	78,224,856.35
9/25/2007	349,273,531.27	12/25/2011	0
10/25/2007	339,001,648.35
11/25/2007	329,032,011.67
12/25/2007	319,355,491.43
1/25/2008	309,963,313.40
2/25/2008	300,847,127.76
3/25/2008	291,998,829.80
4/25/2008	283,410,552.65
5/25/2008	275,074,660.35
6/25/2008	266,983,741.05
7/25/2008	259,130,479.12
8/25/2008	251,508,019.18
9/25/2008	244,109,385.67
10/25/2008	236,928,813.73
11/25/2008	229,959,418.88
12/25/2008	223,194,868.32
1/25/2009	216,621,981.47
2/25/2009	210,239,830.89
3/25/2009	204,045,482.05
4/25/2009	198,033,414.05
5/25/2009	192,198,268.14
6/25/2009	186,534,843.02
7/25/2009	181,038,090.15
8/25/2009	175,703,109.32
9/25/2009	170,525,144.28
10/25/2009	165,499,578.47
11/25/2009	160,621,931.00
12/25/2009	155,887,852.59
1/25/2010	151,293,121.77
2/25/2010	146,833,641.07
3/25/2010	142,505,433.41
4/25/2010	138,304,638.58
5/25/2010	134,227,038.61

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

MBS Trading
Adam Yarnold	212-250-2669
Kumarjit Bhattacharyya	212-250-2669

MBS Banking
Susan Valenti	212-250-3455
Daniel Murray	212-250-0864

MBS Analytics
Steve Lumer	212-250-0115
Kathie Peng	212-250-7259